EXHIBIT 99.1

Contact:	BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.ballyfitness.com
Investors: Janine Warell, (773) 864-6897
Media: Matt Messinger, (773) 864-6850
BALLY TOTAL FITNESS ANNOUNCES DELAY IN FILING 2005 FORM 10-K UNTIL
APRIL 2006
Delay Largely Due to SOX Testing and Legacy Systems
Board Authorizes Advisors to Engage in Discussions with Interested Parties in Strategic Process
CHICAGO, March 14, 2006 - Bally Total Fitness (NYSE: BFT), the nation’s leader in health and fitness, announced today that it will file a notice with the Securities and Exchange Commission on Form 12b-25 indicating that it will not meet the March 16, 2006 deadline for filing its Annual Report on Form 10-K for the year ending December 31, 2005. The Company currently anticipates filing its 2005 10-K in April 2006.
Bally disclosed that the delay in the filing of its Form 10-K is due principally to the delay until November 30, 2005 in completing the audit of the 2004 financial statements and the restatements of prior periods. This contributed to difficulties in updating legacy systems and delays in the Company completing the required testing and management’s assessment of the Company’s internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”). As a result of the Company’s efforts to restate its financial statements for 2000-2003 and file audited financial statements for 2002-2004 and its Form 10-K for the year ended December 31, 2004, the Company was unable to test and assess many of its internal controls during 2005. There have been no material changes in 2005 to the methodologies employed in connection with preparation of the 2002-2004 financial statements.
Bally’s Chairman and CEO, Paul A. Toback, said, “While we successfully completed the restatement of our financial results on November 30, 2005, it was an enormous and demanding task, particularly given our legacy systems, that has impacted our ability to finalize financial information for 2005 and complete the necessary SOX testing in time. We are continuing to work diligently in an effort to complete the work as soon as possible.”
Bally’s delay in filing its 2005 10-K will result in a covenant default under the Company’s public bond indentures, but does not constitute an event of default without notice and expiration of a 30-day cure period. If such notice is delivered by the trustee or the required holders under either of Bally’s public bond indentures, a cross default under the Company’s senior credit facility will occur 10 days after such notice. In addition, a default will also occur under the senior credit facility if the Company does not deliver audited financial statements to these lenders by March 31, 2006. The Company is currently in preliminary discussions with its lenders under the senior credit facility seeking a waiver of these provisions.
Separately, the Company also said that its strategic process has progressed into the next phase as the Company’s Board has authorized the Company’s outside financial advisors, J.P. Morgan Securities Inc. and The Blackstone Group, to engage in discussions with interested parties in connection with the Company’s strategic alternatives process. As Bally previously announced, the Company is working with its outside financial advisors to evaluate strategic alternatives.
About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers in the U.S., with nearly 390 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada (R) brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.
Forward looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the outcome of the Company’s exploration of strategic alternatives, for which it has engaged J.P. Morgan Securities Inc. and The Blackstone Group; the ability of the Company to complete its financial statements and required testing of internal controls; the outcome of the SEC and Department of Justice investigations; the disclosure by the Company’s management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; reporting covenant defaults under Bally’s public indentures and potential defaults and cross-defaults under Bally’s senior credit facility; ability to maintain existing or obtain new sources of financing, on acceptable terms or at all, to satisfy the Company’s cash needs and obligations; and other factors described in filings of the Company with the SEC.
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